Exhibit 99.1

9503 East 33rd Street Indianapolis, IN 46235-4207 (800) CELADON (317) 972-7000

For more information:	FOR IMMEDIATE RELEASE
Thom Albrecht	June 18, 2018
Chief Financial and Strategy Officer (317) 972-7030 talbrecht@celadontrucking.com

Celadon Group Announces Update on Refinancing, Amendment to Credit Agreement

•	Company is continuing to negotiate definitive transaction documents for $300 million of new financing
•	Existing credit facility has been amended to extend existing financial covenants and provide liquidity through the expected closing date of the new financing

INDIANAPOLIS – June 18, 2018 – Celadon Group, Inc. (“Celadon,” the “Company,” “we,” or “us”) (OTCPink: CGIP) today announced certain updates with respect to its previously disclosed refinancing process and a related amendment to its existing credit agreement.

As previously disclosed, Celadon is in the process of pursuing $300 million of new financing, consisting of a $100 million revolving asset-based credit facility and a $200 million term loan and equity financing, which will refinance and replace the Company’s existing credit facility.  The Company is continuing to negotiate the definitive transaction documents and work towards satisfying the other conditions to closing the refinancing.

In connection with the refinancing process, on June 15, 2018, the Company entered into a Tenth Amendment to its existing credit agreement (the “Amendment”).  The Amendment extends the existing financial covenant relief through July 13, 2018.  The Company expects to close the refinancing on or prior to this date and expects to have adequate operating liquidity through closing.

The full text of the Amendment and required disclosures will be reported in a Current Report on Form 8-K filed with the United States Securities and Exchange Commission (“SEC”).

About Celadon
Celadon Group, Inc. (www.celadongroup.com), through its subsidiaries, provides long haul, regional, local, dedicated, intermodal, temperature-protect, and expedited freight service across the United States, Canada, and Mexico. The Company also owns Celadon Logistics Services, which provides freight brokerage services, freight management, as well as supply chain management solutions, including logistics, warehousing, and distribution.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. Such statements may be identified by their use of terms or phrases, including “expects” and similar terms and phrases. Forward-looking statements are based upon the current beliefs and expectations of the Company’s management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  In this press release, statements relating our refinancing effort, the occurrence and expected timing of a refinancing, and the adequacy of our liquidity during the refinancing process, among others, are forward-looking statements.   Actual results may differ from those set forth in the forward-looking statements.  Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the risk that we are unable to refinance our existing credit agreement or do so on terms that are more detrimental to us or dilutive to our stockholders than the terms previously disclosed and the risk that we require greater liquidity than we expect during the refinancing process. Readers should review and consider these and other factors that could impact results as provided in various disclosures by the Company in its press releases, stockholder reports, and filings with the SEC.

Back to Form 8-K